Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations”, giving effect to the merger of Traditions Bancorp, Inc. (“Traditions”) with and into ACNB Corporation (“ACNB”), with ACNB as the surviving corporation. Under this method, Traditions assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of ACNB. Any difference between the purchase price for Traditions and the fair value of the identifiable net assets acquired (including a core deposit intangible asset) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by ACNB in connection with the acquisition will be amortized to expense over such intangible asset’s estimated useful life. The financial statements of ACNB issued after the acquisition will reflect the results attributable to the acquired operations of Traditions beginning on the date of completion of the acquisition. The merger was effective on February 1, 2025.

The following unaudited pro forma combined consolidated financial information and accompanying notes are based on and should be read in conjunction with the following historical financial statements and accompanying notes:

•the historical audited consolidated financial statements of ACNB, included in ACNB’s Annual Report on Form 10-K, as of and for the year ended December 31, 2024; and

•the historical audited consolidated financial statements of Traditions as of and for the year ended December 31, 2024.
The unaudited pro forma combined consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma combined consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

The following unaudited pro forma combined consolidated statement of condition as of December 31, 2024, combines the audited consolidated statement of condition of ACNB as of December 31, 2024, with the audited statement of condition of Traditions as of December 31, 2024, giving effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2024, combines the audited consolidated statement of income of ACNB for the twelve months ended December 31, 2024, with the audited consolidated statement of income of Traditions for the twelve months ended December 31, 2024, giving effect to the transaction as if it had been consummated on January 1, 2024.

The unaudited pro forma financial data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of ACNB common stock or the actual or future results of operations of ACNB for any period. Actual results may be materially different than the pro forma information presented.

ACNB Corporation Unaudited Pro Forma Combined Consolidated Statements of Condition as of December 31, 2024 (Dollars In Thousands, Except Per Share Data)
	ACNB Corporation	Traditions Bancorp, Inc.	Transaction Accounting Adjustments		ACNB Corporation Pro Forma Combined
Assets
Cash and due from banks	$16,352	$4,282	$—		$20,634
Interest-bearing deposits with banks	30,910	37,587	(157)	(2)	68,340
Total Cash and Cash Equivalents	47,262	41,869	(157)		88,974
Equity Securities	919	—	—		919
Securities available for sale, at fair value	393,975	98,944			492,919
Securities held to maturity	64,578	—	—		64,578
Loans held for sale	426	14,550	—		14,976
Total loans, net of unearned income	1,682,910	674,439	(25,978)	(5)	2,331,371
Less: Allowance for credit losses	(17,280)	(4,045)	(2,891)	(6)	(24,216)
Loans, net	1,665,630	670,394	(28,869)		2,307,155
Premises and equipment, net	25,454	7,311	(362)	(7)	32,403
Right of use asset	2,663	2,980	—		5,643
Restricted investment in bank stocks	10,853	3,326	—		14,179
Investment in bank-owned life insurance	81,850	16,340	—		98,190
Investments in low-income housing partnerships	877	13	—		890
Goodwill	44,185	—	20,149	(3)	64,334
Intangible assets, net	7,838	—	18,855	(8)	26,693
Foreclosed assets held for resale	438	—	—		438
Other assets	47,882	14,390	4,093	(9)	66,365
Total Assets	$2,394,830	$870,117	$13,709		$3,278,656

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$451,503	$113,851	$—		$565,354
Interest-bearing	1,340,998	635,456	(215)	(10)	1,976,239
Total Deposits	1,792,501	749,307	(215)		2,541,593

Borrowings	271,159	40,000	—		311,159
Lease liability	2,764	3,174	—		5,938
Allowance for unfunded commitments	1,394	118	852	(11)	2,364
Other liabilities	23,739	9,572	7,084	(12)	40,395
Total Liabilities	2,091,557	802,171	7,721		2,901,449

Shareholders’ Equity
Preferred stock	—	—	—		—
Common stock	22,357	2,788	2,300	(4)	27,445
Treasury stock	(11,203)	—	—		(11,203)
Additional paid-in capital	99,163	35,044	43,518	(4)	177,725
Retained earnings	234,624	40,438	(50,154)	(4)(6)(12)	224,908
Accumulated other comprehensive loss	(41,668)	(10,324)	10,324	(4)	(41,668)
Total Shareholders’ Equity	303,273	67,946	5,988		377,207
Total Liabilities and Shareholders’ Equity	$2,394,830	$870,117	$13,709		$3,278,656

Per Share Data

Common Shares Outstanding	8,515,347	2,788,164	(752,894)	(2)	10,550,617
Book Value Per Common Share	$35.61	$24.37	$—		$35.75

ACNB Corporation Unaudited Pro Forma Combined Consolidated Statements of Income for the Twelve Months ended December 31, 2024 (Dollars In Thousands, Except Per Share Data)
	ACNB Corporation	Traditions Bancorp, Inc.	Transaction Accounting Adjustments		ACNB Corporation Pro Forma Combined
Interest and Dividend Income
Loans, including fees	$91,779	$42,542	$8,458	(5)	$142,779
Investment securities	11,884	1,955	—		13,839
Dividends	970	286	—		1,256
Other	2,832	365	—		3,197
Total Interest and Dividend Income	107,465	45,148	8,458		161,071

Interest Expense
Deposits	11,194	18,696	109	(10)	29,999
Borrowings	12,660	1,965	—		14,625
Total Interest Expense	23,854	20,661	109		44,624
Net Interest Income	83,611	24,487	8,349		116,447
(Reversal of) Provision for credit losses	(2,437)	1,921	5,472	(6)	4,956
Reversal of provision for unfunded commitments	(326)	(44)	—		(370)
Net Interest Income after (Reversal of) Provision for Credit Losses and Unfunded Commitments	86,374	22,610	2,877		111,861

Noninterest Income
Insurance commissions	9,754	—	—		9,754
Service charges on deposits	4,144	383	—		4,527
Wealth management	4,226	—	—		4,226
ATM debit card charges	3,303	487	—		3,790
Earnings on investment in bank-owned life insurance	1,979	508	—		2,487
Gain from mortgage loans held for sale	301	4,628	—		4,929
Net gains (losses) on sales or calls of investment securities	69	—	—		69
Net (losses) gains on equity securities	(9)	—	—		(9)
Other	963	961	—		1,924
Total Noninterest Income	24,730	6,967	—		31,697

Noninterest Expenses
Salaries and employee benefits	42,929	14,659	—		57,588
Equipment	7,321	3,233	—		10,554
Net occupancy	4,162	1,784	(165)	(7)	5,781
Professional services	2,140	651	—		2,791
FDIC and regulatory	1,425	644	—		2,069
Other tax	1,446	234	—		1,680
Intangible assets amortization	1,244	—	3,428	(8)	4,672
Merger-related expenses	2,045	673	7,084	(12)	9,802
Other	7,973	2,845	—		10,818
Total Noninterest Expenses	70,685	24,723	10,347		105,755
Income Before Income Taxes	40,419	4,854	(7,470)		37,803
Provision for income tax expense	8,573	994	(1,690)	(9)	7,877
Net Income	$31,846	$3,860	$(5,780)		$29,926

Per Share Data:
Basic earnings per common share	$3.75	$1.40	$—		$2.84
Diluted earnings per common share	$3.73	$1.39	$—		$2.83
Cash dividends per common share	$1.26	$0.32	$—		$1.26
Basic weighted average common shares outstanding	8,503,473	2,764,181	(728,911)	(2)	10,538,743
Diluted weighted average common shares outstanding	8,536,965	2,775,689	(740,419)	(2)	10,572,235

Unaudited Pro Forma Per Share Data For the Twelve Months Ended December 31, 2024
	ACNB Corporation	Traditions Bancorp, Inc.	Pro Forma Combined	Pro Forma Equivalent Traditions Share (A)
Earnings Per Share:
Net income per share (Basic)	$3.75	$1.40	$2.84	$2.07
Net income per share (Diluted)	$3.73	$1.39	$2.83	$2.06

Cash Dividends Per Share	$1.26	$0.32	$1.26	$0.92

Book value per common share as of December 31, 2024	$35.61	$24.37	$35.75	$26.10

(A) The pro forma equivalent Traditions per share amount is calculated by multiplying the pro forma combined per share amount by the exchange ratio of 0.73 in accordance with the merger agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments. Please note the unaudited pro forma combined consolidated financial information does not include management adjustments for any potential effects of changes in market conditions, revenue enhancements or expense efficiencies, among other factors.

The unaudited pro forma combined consolidated financial statements were prepared with ACNB as the accounting acquirer and Traditions as the accounting acquiree under the acquisition method of accounting under ASC 850. Accordingly, the consideration paid by ACNB to complete the acquisition of Traditions will be allocated to Traditions’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not been finalized at this time; however, preliminary significant valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited consolidated pro forma combined consolidated financial statements. Certain historical financial information has been reclassified to conform to the current presentation.

The fair value adjustments made to the acquired assets and liabilities are considered preliminary at this time and are subject to change as ACNB finalizes its fair value determinations; ACNB has up to one year from the acquisition date (referred to as the measurement period) to finalize the accounting for a business combination. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact ACNB’s consolidated statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Traditions’ shareholders’ equity, including results of operations from December 31, 2024, through the acquisition date will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the transaction accounting adjustments presented herein. The total estimated purchase price for the purpose of this pro forma financial information is $83.8 million utilizing ACNB’s closing common stock price of $41.10 as of January 31, 2025 (the last trading date prior to the acquisition date of the transaction).

The pro forma combined basic and diluted earnings per share of ACNB common stock is based on the pro forma combined net income per common share for Traditions and ACNB divided by the pro forma basic or diluted common shares of the combined entities for the periods presented on such statements of income. The pro forma financial information includes adjustments related to the fair value of assets and liabilities of Traditions and ACNB merger-related expenses and is subject to adjustment as additional information becomes available and as final acquisition date analyses are performed. The pro forma combined book value per share of ACNB common stock is based on the pro forma combined common stockholders’ equity of Traditions and ACNB divided by total pro forma common shares of the combined entities.

Note 2 - Purchase Price Consideration

Statement of condition adjustment for the common stock consideration for December 31, 2024 reflects Traditions’ common stock issued and outstanding converted into the right to receive 0.73 shares of ACNB common stock. The shares outstanding on the following table include Traditions restricted stock units issued under the Traditions Bank 2016 Stock Incentive Plan that were outstanding as of January 31, 2024.

Statement of condition adjustment of $157 thousand includes for cash consideration (a) the actual cash paid for fractional shares as of February 1, 2025 and (b) the actual cash paid as of February 1, 2025 for the options to purchase shares of Traditions common stock that were outstanding and unexercised as of January 31, 2025.

The total estimated purchase price for the purpose of this pro forma financial information is $83.8 million utilizing closing price of ACNB’s common stock of $41.10 as of January 31, 2025 (the last trading date prior to the acquisition date of the transaction). The adjustment for common shares outstanding and basic and diluted weighted average common shares outstanding is an amount to adjust the shares to equal the new shares issued for the transaction. The following is a summary of the U.S. Generally Accepted Accounting Principles (“GAAP”) purchase price.

Summary of the Purchase Price

(Dollars in thousands, except per share data)

Purchase price consideration for common stock
Common shares of Traditions Bancorp, Inc. as of December 31, 2024	2,788,164
Exchange ratio	0.7300
ACNB Corporation shares to be issued less fractional shares	2,035,270
Price per share of ACNB Corporation common stock (closing stock price as of January 31, 2025)	$41.10
Purchase price consideration for common stock	$83,650

Purchase price consideration for cash
Cash in lieu of fraction shares	$4
Cash out of outstanding options
Traditions Bancorp, Inc. stock options outstanding	13,660
Cash price to pay out options	$28.54
Weighted average strike price for options	$17.35
In-the-money value for stock options cashed out	$11.19
Purchase price assigned to stock options settled for cash	$153
Total purchase price consideration for cash	$157
Total purchase price consideration	$83,807

Note 3 - Merger Consideration Allocation

Under the acquisition method of accounting, the total merger consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Traditions based on their estimated fair value as of the acquisition date of the merger. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The total merger consideration as shown in the tables above is allocated to Traditions’ tangible and intangible assets and liabilities based on their fair values as follows:

Summary of the Fair Value of Assets Acquired and Liabilities Assumed and Resulting Goodwill
(In thousands)	Traditions Bancorp, Inc. Book Value 12/31/2024	Fair Value Adjustments		Traditions Bancorp, Inc. Fair Value 12/31/2024
Total purchase price consideration				$83,807

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$41,869	$—		$41,869
Securities, AFS	98,944	—		98,944
Loans held for sale	14,550	—		14,550
Loans gross	674,439	(25,978)	(5)	648,461
Allowance for credit losses	(4,045)	2,581	(6)	(1,464)
Loans, net of allowance	670,394	(23,397)		646,997
Premises and equipment, net	7,311	(362)	(7)	6,949
Right of use asset	2,980	—		2,980
Restricted investment in bank stocks	3,326	—		3,326
Bank owned life insurance	16,340	—		16,340
Investments in low-income housing partnerships	13	—		13
Core deposits intangibles	—	18,855	(8)	18,855
Other assets	14,390	1,253	(9)	15,643
Total identifiable assets acquired	870,117	(3,651)		866,466

Deposits	749,307	(215)	(10)	749,092
Borrowings	40,000	—		40,000
Lease liability	3,174	—		3,174
Allowance for unfunded commitments	118	852	(11)	970
Other liabilities	9,572	—		9,572
Total liabilities assumed	802,171	637		802,808
Total identifiable net assets	$67,946	$(4,288)		$63,658
Goodwill				$20,149

For purposes of this analysis as of December 31, 2024, $18.9 million has been allocated to a core deposit intangible asset, an amortizable identifiable intangible asset, and $20.1 million of resultant goodwill is anticipated, both reflected on the statement of condition. The amortization related to the core deposit intangible is reflected on the statement of income.

Identifiable intangible assets. The fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the merger consideration over the fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Shareholders’ Equity

Statement of condition adjustments to reflect the reversal of Traditions’ historical equity accounts to additional paid-in capital (“APIC”) and record the purchase price consideration for common stock. The following tables summarize the transaction accounting adjustments for the equity accounts:

		Statement of Condition
(Dollars in thousands, except per share data)		December 31, 2024
Transaction accounting adjustment for common stock
Reversal of Traditions’ common stock		$(2,788)

Number of shares of ACNB common stock issued less fractional shares	2,035,270
Par Value of ACNB common stock	$2.50
Par value of ACNB shares issued for merger		5,088
Total transaction accounting adjustment for common stock		$2,300

		Statement of Condition
(Dollars in thousands, except per share data)		December 31, 2024
Transaction accounting adjustment for APIC
Reversal of Traditions common stock to APIC		$2,788
Reversal of Traditions retained earnings to APIC		40,438
Reversal of Traditions accumulated other comprehensive loss to APIC		(10,324)
Issued and outstanding shares of Traditions common stock (including restricted stock awards)	2,788,164
Exchange ratio	0.730
Number of ACNB shares issued less fractional shares	2,035,270
Closing price of ACNB common stock on January 31, 2025	$41.10
Purchase price consideration for common stock	83,650

Par value of ACNB shares issued for merger at $2.50 per share	$2.50
Less: par value of ACNB common stock	5,088
APIC adjustment for ACNB shares issued	78,562
Less: Traditions common equity	(67,946)
Net adjustment to APIC for stock consideration		10,616
Total transaction accounting adjustment for APIC		$43,518

Statement of Condition
(In thousands)	December 31, 2024
Transaction accounting adjustment for retained earnings
Reversal of Traditions retained earnings	$(40,438)
ACNB merger costs, net of taxes	(5,482)
Provision for credit losses for non-PCD loans, net of taxes	(4,234)
Total transaction accounting adjustment for retained earnings	$(50,154)

Statement of Condition
(In thousands)	December 31, 2024
Transaction accounting adjustment for accumulated other comprehensive loss
Reversal of Traditions accumulated other comprehensive loss	$10,324
Total transaction accounting adjustment for accumulated other comprehensive loss	$10,324

Note 5 - Loans

Statement of condition adjustments to reflect the fair value discount for acquired purchased credit deteriorated (“PCD”) loans and non-PCD loans of $27.4 million of which $26.0 million is assigned to loans and $1.5 million is assigned to the allowance for credit losses (recorded to allowance for credit losses in Note 6). Statement of income adjustment to reflect the accruing loan fair value amortization over the expected life of the loans.

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Fair value adjustments on loans acquired
Non-PCD loans interest rate fair value	$(15,389)	$4,826
Non-PCD loans general credit fair value	(6,166)	1,810
Total fair value adjustment assigned to Non-PCD loans	(21,555)	6,636

PCD accruing loans fair value	(5,359)	1,822
PCD non-accruing loans fair value	(528)	—
Total fair value adjustment assigned to PCD loans	(5,887)	1,822
Total fair value adjustments for loans	(27,442)	8,458

PCD accruing loan ACL	1,464	—
Total fair value of PCD loans assigned to allowance for credit losses	1,464	—
Total adjustments for loans	$(25,978)	$8,458

Note 6 - Allowance for Credit Losses

Statement of condition adjustment for the reversal of Traditions’ existing allowance for credit losses of $4.0 million. Statement of condition adjustment of $1.5 million of PCD loan fair value assigned to the allowance for credit losses. Statement of condition and retained earnings adjustment for the allowance for credit losses of $5.5 million for acquired non-PCD loans. Statement of income adjustment for the one-time provision expense of $5.5 million ($4.2 million after-tax) related to allowance for credit losses for non-PCD loans.

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Allowance for credit losses
Reversal of existing allowance for credit losses	$4,045	$—
Fair value of PCD Accruing loans assigned to allowance for credit losses	(1,464)	—
Subtotal allowance for credit losses excluding ACL for non-PCD loans	2,581	—
Provision for credit losses for non-PCD loans	(5,472)	5,472
Total adjustments for allowance for credit losses	$(2,891)	$5,472

Note 7 - Premises and Equipment

Statement of condition and statement of income adjustment to reflect the fair value of premises and equipment and the related depreciation adjustment based on an expected life of the related asset.

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Premises and equipment, net
Premises and equipment fair value adjustment	$(362)	$(165)
Total adjustments for premises and equipment, net	$(362)	$(165)

Note 8 - Core Deposit Intangibles

Statement of condition adjustment to intangible assets to reflect the fair value of $18.9 million for acquired core deposit intangible assets. Statement of income adjustment for the amortization based upon an expected life of 10 years using sum of the year’s digits method:

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Core deposit intangible asset	$18,855	$3,428
Total adjustments for core deposit intangible asset	$18,855	$3,428

Note 9 - Other Assets

Statement of condition adjustment to other assets to reflect the net deferred tax asset, at a statutory rate of 22.62%, related to (a) the merger fair value adjustments, (b) ACNB accrued but not paid one-time merger charges, and (c) provision for credit losses for acquired non-PCD loans.

Statement of income adjustment for the book tax expense impact (22.62% statutory tax rate) for (a) the merger fair value adjustments amortizations, (b) ACNB accrued but not paid one-time merger charges, and (c) provision for credit losses for acquired non-PCD loans.

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Other assets
Impact for fair value adjustments
Deferred tax assets for fair value adjustments, net of deferred tax liabilities	$1,253	$1,150
Total impact for fair value adjustments	1,253	1,150

Deferred tax assets impact for other adjustments
ACNB accrual for one-time merger related charges	1,602	(1,602)
Allowance for credit losses for Non-PCD loans	1,238	(1,238)
Total deferred tax assets impact for other adjustments	$2,840	$(2,840)
Total adjustments for other assets	$4,093	$(1,690)

Note 10 - Certificates of Deposit

Statement of condition adjustment related to the fair value of interest-bearing time deposits. Statement of income adjustment related to the amortization of discount on interest-bearing time deposits based on the maturities of the interest-bearing time deposits:

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Certificates of deposit	$(215)	$109
Total adjustments for certificates of deposits	$(215)	$109

Note 11 - Allowance for Unfunded Commitments

Statement of condition adjustment to increase the allowance for unfunded loan commitments:

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Allowance for unfunded commitments
Adjustment for unfunded commitments	$852	$—
Total adjustments for allowance for unfunded commitments	$852	$—

Note 12 - Other Liabilities

Statement of condition adjustment to reflect the accrual of one-time merger-related charges for ACNB at an estimated pre-tax charge of $7.1 million ($5.5 million after-tax), with the after-tax cost as a reduction to retained earnings (see Note 4 for retained earnings impact).

Statement of income adjustment to include ACNB pre-tax merger expenses of $7.1 million ($5.5 million after tax):

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Other Liabilities
ACNB accrual for one-time merger related charges	$7,084	$7,084
Total adjustments for other liabilities	$7,084	$7,084

Note 13 - Post Acquisition Restructuring

ACNB completed, following the effective date of the merger, the sale of $97.0 million of Traditions’ investments and paying off $40.0 million of Federal Home Loan Bank (“FHLB”) borrowings with the remaining cash balance being invested in new investment securities. Please note that this restructuring was not included in the pro forma combined consolidated financial statements. The following table is a summary of the statements of condition and income with adjustments to reflect the restructuring of selling Traditions’ investment securities with a yield of 5.03% and paying down of $40.0 million of FHLB borrowings with a cost of 4.73%, with the remaining cash balance being invested into investment securities available for sale with a yield of 5.07%.

	Statement of Condition	Statement of Income
(In thousands)	December 31, 2024	Twelve Months Ended December 31, 2024
Management Adjustments
Proceeds from sale of Traditions securities available for sale	$(97,005)	$(4,879)
Reinvestment of new available for sale securities	57,005	2,890
Net change in available for sale securities	(40,000)	(1,989)

Borrowings	(40,000)	(1,892)